UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2017

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2017, the Board of Directors of Smith-Midland Corporation (the “Company”) elected Ashley B. Smith as the new Chief Executive Officer of the Company, effective September 23, 2018. Ashley B. Smith will continue to serve as President of the Company. It is anticipated that Rodney I. Smith will remain Chief Executive Officer of the Company until September 23, 2018, after which he will continue as Chairman of the Board of Directors of the Company and continue to engage in research and development activities on behalf of the Company.

Ashley B. Smith, age 55, brings operations, sales and marketing and general management experience, including previous roles with the Company with responsibility for leadership direction and oversight of the several companies in the family of Smith-Midland Companies. Mr. Smith has served as President of the Company since 2014 and as a member of the Board of Directors of the Company since 1994.  He was Vice President of the Company from 1990 to 2014. Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College.  Ashley B. Smith is the son of Rodney I. Smith.

At the present time, the Company has not entered into any employment agreement or special bonus or stock compensation arrangements with Ashley B. Smith, although it likely will do so prior to September 2018. The Company’s Board of Directors did not appoint Ashley B. Smith pursuant to any arrangement or understanding between Mr. Smith and the Company or any other person or entity. In addition, there are no transactions between Mr. Smith and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Appointment of Chief Financial Officer

On December 5, 2017, the Company’s Board of Directors elected Adam J. Krick as the new Chief Financial Officer of the Company, effective January 1, 2018. Mr. Krick will succeed William A. Kenter, who is retiring as Chief Financial Officer effective as of January 1, 2018. Mr. Kenter will continue in a part-time capacity with the Company.

Mr. Krick, age 32, a Certified Public Accountant, has served as Accounting Manager of the Company since 2014. Previously, Mr. Krick held the position of Manager at Marshall Consulting Group, LLC, a Certified Public Accounting firm, from 2012 to 2014. Prior to that, Mr. Krick was a Senior Accountant at Updegrove, Combs, & McDaniel, PLC, a Certified Public Accounting firm, from 2010 to 2012. Earlier in his career, Mr. Krick started with Thorpe & Associates, PLC, a Certified Public Accounting firm, from 2004 to 2010. He holds a Bachelor of Business Administration degree in Accounting from James Madison University.

At the present time, the Company has not entered into any employment agreement or special bonus or stock compensation arrangements with Adam J. Krick. The Company’s Board of Directors did not appoint Mr. Krick pursuant to any arrangement or understanding between Mr. Krick and the Company or any other person or entity. In addition, there are no transactions between Mr. Krick and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer